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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Registration Statement on Form S-3, Amendment No. 1, of TechTeam Global, Inc., dated May 11, 2005, and to the incorporation by reference therein of our report dated February 16, 2005, with respect to the consolidated financial statements of Sytel, Inc., included in the Current Report on Form 8-K/A of TechTeam Global, Inc., dated January 3, 2005, and filed with the Securities and Exchange Commission.

/s/ RUBINO & MCGEEHIN, CHARTERED

May 10, 2005
Bethesda, Maryland